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                                                                    EXHIBIT 99.b


                                  FORM OF PROXY

                             HARRIS & JEFFRIES, INC.
                              888 WASHINGTON STREET
                           DEDHAM, MASSACHUSETTS 02026

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints [   ], [   ] and [   ], and each of them,
singly, with full power of substitution, as proxies to represent and to vote, as specified below, all shares of common stock and preferred stock of Harris &
Jeffries, Inc., held of record by the undersigned on [   ], 2000, at the Special
Meeting of Stockholders to be held on [   ], 2000 and at any adjournments or
postponements thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered in this proxy.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED BELOW. IF THIS PROXY IS PROPERLY EXECUTED BUT NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER AND FOR APPROVAL OF THE OTHER PROPOSALS SET FORTH BELOW.

     You can vote by completing, signing, dating and returning this proxy in the enclosed stamped envelope.

PLEASE MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE: [X]

1. To approve and adopt the Agreement and Plan of Merger, dated as of July 19, 2000, by and among Conexant Systems, Inc., a Delaware corporation, H&J Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Conexant, and Harris & Jeffries, Inc., a Massachusetts corporation, and the merger provided for therein.

        [  ] FOR                 [  ] AGAINST                 [  ] ABSTAIN

2. To approve an amendment to the Harris & Jeffries Articles of Organization to increase the number of shares of Harris & Jeffries common stock authorized for issuance from 14,800,000 shares to 16,280,000 shares.

        [  ] FOR                 [  ] AGAINST                 [  ] ABSTAIN

3. To approve an increase in the number of shares of Harris & Jeffries common stock for which options may be granted under the Harris & Jeffries Stock Option Plan from 2,000,000 shares to 2,771,022 shares.

        [  ] FOR                 [  ] AGAINST                 [  ] ABSTAIN

4. To ratify the following actions: (a) the amendment of the Harris & Jeffries Stock Option Plan on November 26, 1996, March 6, 1997, October 19, 1999 and July 19, 2000; (b) the purchase of NetPlane Network Technologies (India) Private Limited, a capital contribution by Harris & Jeffries to NetPlane Network Technologies (India) Private Limited, and the designation of NetPlane Systems International, LLC as Harris & Jeffries' nominee to hold 7,252 shares of NetPlane Network Technologies (India) Private Limited on behalf of Harris & Jeffries; (c) the increase in the number of authorized shares of common stock of Harris & Jeffries from 6,250,000 shares to 6,900,000 shares effected on October 2, 1999; and (d) the increase in the number of authorized shares of preferred stock of Harris & Jeffries from 1,150,000 shares to 1,650,000 shares effected on October 2, 1999.
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        [  ] FOR                 [  ] AGAINST                 [  ] ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

                                    Dated: _____________________________, 2000

                                    ___________________________________________
                                    SIGNATURE (INCLUDING TITLE, IF ANY)

                                    ___________________________________________
                                    SIGNATURE IF HELD JOINTLY

                                    PLEASE SIGN YOUR NAME ABOVE EXACTLY AS IT
                                    APPEARS HEREON. JOINT OWNERS SHOULD EACH
                                    SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                    ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE
                                    GIVE FULL TITLE AS SUCH. IF A CORPORATION,
                                    PLEASE SIGN IN FULL CORPORATE NAME BY
                                    PRESIDENT OR AUTHORIZED OFFICER. IF A
                                    PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME
                                    BY AUTHORIZED PERSON.

        PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING: [ ]